Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated May 11, 2015 to the Board of Directors of Trade Street Residential, Inc. (the “Company”) included in Annex G to the joint proxy statement/prospectus which forms a part of the registration statement on Form S-4, relating to the proposed merger of the Company with a wholly owned subsidiary of Independence Realty Trust, Inc., and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Vineet Seth
Name: Vineet Seth
Title: Managing Director

May 29, 2015